Exhibit 21.1

Subsidiaries of ARC Corporate Realty Trust, Inc.

Charlotte G&I Inc.

Memwal G&I Inc.

Sacramento G&I Inc.

Plymouth G&I Inc.

San Antonio G&I Inc.

Norcross G&I Inc.

Overland Park G&I Inc.

Wichita G&I Inc.

Marietta G&I Inc.

Lilburne G&I Inc.

Whitestone G&I Inc.

Sam 1 G&I Inc.

Rochelle ACRT 1, LLC

Rochelle ACRT 2, LLC

Paramus ACRT, LLC

Willow Grove ACRT, LLC

Charlotte Caromont, LLC

Levittown ARC, LLC

Montgomeryville 309 Associates, LP

Fort Washington ARC LP

Philadelphia Barnes Trust

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